UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 28, 2018

ENERGY RESOURCES 12, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-55916	81-4805237
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

120 W 3rd Street, Suite 220 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 882-9192

                          Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Energy Resources 12, L.P. (the “Partnership”) is filing this report in accordance with Items 1.01, 8.01 and 9.01 of Form 8-K.

Item 1.01 – Entry into a Material Definitive Agreement.

On December 28, 2018, the Partnership terminated its Advisory and Administration agreements (the “Agreements”) with Regional Energy Investors, LP (“REI”), which extinguished any potential fee upon sale of certain of the Partnership’s assets as was required under the Agreements. In connection therewith, the Partnership’s general partner, Energy Resources 12 GP, LLC (“General Partner”), issued 500 of its Class B Units to each of Pope Energy Investors, LP and CFK Energy, LLC. The General Partner received $250 from each of Pope Energy Investors, LP and CFK Energy, LLC for this transaction. The General Partner Class B Units are non-voting and participate in 50% of any distributions by the General Partner from proceeds of its Incentive Distribution Rights, after Payout and the Dealer Manager Incentive Fees are paid as those terms are defined in the Partnership’s Limited Partnership Agreement. The Agreements were filed as exhibits to Form 8-Ks filed by the Partnership on July 6, 2018 and November 22, 2017.

REI was engaged by the Partnership in November 2017 and June 2018 to research investment opportunities, support due diligence on potential investments and support the closing and post-closing of the oil and gas interests in the Bakken formation of North Dakota (“Bakken Assets”) acquired by the Partnership in 2018. Under the Agreements, REI was entitled to a fee of 5% of the gross sales price in the event the Partnership disposed of any or all of the Bakken Assets, if surplus funds were available after Payout to the holders of the Partnership’s common units.

The General Partner continues to be controlled and managed by and the Class A voting units of the General Partner are owned by entities owned by Glade M. Knight and David S. McKenney, the Chief Executive Officer and Chief Financial Officer, respectively, of the General Partner. CFK Energy, LLC is owned by an entity that is controlled by Anthony F. Keating, III, Co-Chief Operating Officer of Energy 11 GP, LLC, and Pope Energy Investors, LP is owned by an entity that is controlled by Michael J. Mallick, Co-Chief Operating Officer of Energy 11 GP, LLC. Energy 11 GP, LLC is the general partner of Energy 11, L.P. REI is also owned by entities that are controlled by Mr. Keating and Mr. Mallick.

Item 8.01 – Other Events

Status of the Offering

On December 27, 2018, the Partnership closed on the issuance of approximately 0.3 million additional common units through its ongoing best-efforts offering, representing gross proceeds to the Partnership of approximately $6.1 million and proceeds net of selling and marketing expenses of approximately $5.8 million. As of December 27, 2018, the Partnership had completed the sale of a total of approximately 7.9 million common units for total gross proceeds of approximately $154.5 million and proceeds net of selling and marketing expenses of $145.2 million. As of December 27, 2018, 9.8 million common units remain unsold. The Partnership is continuing the offering at $20.00 per common unit in accordance with the Prospectus.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits

Exhibit 10.1	Termination of Advisory and Administration Agreement dated effective November 21, 2017 and Termination of Advisory and Administration Agreement dated effective June 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 28, 2018

ENERGY RESOURCES 12, L.P.

		By:	/s/ David McKenney
David McKenney
Chief Financial Officer of Energy Resources 12 GP, LLC